                                                                      Exhibit 11

                     TOKHEIM CORPORATION AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                   FOR THE THREE MONTH AND SIX MONTH PERIODS
                      ENDED MAY 31, 1996 and MAY 31, 1995


Primary earnings per share are based on the weighted average number of shares outstanding during each year and the assumed exercise of dilutive employees' stock options less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock.

The following table presents information necessary to calculate earnings per share for the three month and six month periods ended May 31, 1996 and May 31, 1995:


                                                                                             PRIMARY
                                                                             ----------------------------------------
                                                                             Three Months Ended       Six Months Ended
                                                                             -------------------    --------------------
                                                                             May 31,     May 31,     May 31,     May 31,
                                                                              1996        1995        1996        1995
                                                                             --------------------------------------------
Shares outstanding (in thousands):
 Weighted average outstanding............................................     7,938       7,877       7,938        7,864
 Share equivalents.......................................................        71          27          --           --
                                                                             ------      ------      ------      -------
 Adjusted outstanding....................................................     8,009       7,904       7,938        7,864
                                                                             ======      ======      ======      =======

Net earnings (loss)......................................................    $  536      $  526      $ (132)     $  (837)
Preferred stock dividends................................................      (385)       (395)       (774)        (796)
                                                                             ------      ------      ------      -------
Net earnings (loss) applicable to
 common stock............................................................    $  151      $  131      $ (906)     $(1,633)
                                                                             ======      ======      ======      =======

Net earnings (loss) per common share.....................................    $ 0.02      $ 0.02      $(0.11)     $ (0.21)
                                                                             ======      ======      ======      =======

For financial reporting purposes, the loss per share, assuming full dilution, is considered to be the same as primary since the effect of the common stock equivalents would be antidilutive.

                                                                                          FULLY DILUTED
                                                                             -------------------------------------------
                                                                             Three Months Ended       Six Months Ended
                                                                             -------------------    --------------------
                                                                             May 31,     May 31,     May 31,     May 31,
                                                                              1996        1995        1996        1995
                                                                             -------------------------------------------
Shares outstanding (in thousands):
 Weighted average outstanding............................................     7,938       7,877       7,938        7,864
 Share equivalents.......................................................        71          33          63           33
 Weighted conversion of preferred
  stock..................................................................     1,672       1,749       1,714        1,693
                                                                             ------      ------      ------      -------
 Adjusted outstanding....................................................     9,681       9,659       9,715        9,590
                                                                             ======      ======      ======      =======

Net earnings (loss)......................................................    $  536      $  526      $ (132)     $  (837)
Incremental RSP expense..................................................      (385)       (395)       (774)        (796)
                                                                             ------      ------      ------      -------
Net earnings (loss) applicable to common
 stock...................................................................    $  151      $  131      $ (906)     $(1,633)
                                                                             ======      ======      ======      =======

Net earnings (loss) per common share.....................................    $ 0.02      $ 0.01      $(0.09)     $ (0.17)
                                                                             ======      ======      ======      =======